Exhibit 10.2

FIFTH AMENDED AND RESTATED LOAN AGREEMENT

This Fifth Amended and Restated Loan Agreement (the “Agreement”) is made effective as of March 31, 2024 (the “Effective Date”), by and among TRONCO ENERGY CORPORATION, a Delaware corporation (“Borrower” or “Tronco”) and SUPERIOR DRILLING PRODUCTS, INC., a Utah corporation or assigns (the “Lender”).

RECITALS:

A.	As of March 31, 2023, the parties executed that certain Fourth Amended and Restated Loan Agreement (the “Fourth Amended and Restated Loan Agreement”).

B.	WHEREAS, on March 6, 2024, the Lender, Drilling Tools International Corporation, a Delaware corporation (“DTI”), DTI Merger Sub I, Inc., a Delaware corporation and DTI Merger Sub II, LLC, a Delaware limited liability company entered into a certain Agreement and Plan of Merger (the “Merger Agreement”).

C.	WHEREAS, at the closing of the Merger Agreement, the Lender will be merged into DTI.

D.	WHEREAS, in light of the Merger Agreement being executed, the Lender believes it is in its best interest to enter into the Agreement with Tronco (the “Fifth A/R Loan Agreement”), and receive a Fifth Amended and Restated Promissory Note (which is hereinafter defined as the “Note”) from Tronco which Note and the Agreement shall be the same in all material respects as the Fourth A/R Note and the Fourth A/R Loan Agreement other than the time for the initial payment of $750,000 shall be changed to September 30, 2024; provided, however, that should the Merger Agreement be consummated, then all accrued interest on the Note shall be due and payable by Tronco on the closing date of the Merger Agreement.

E.	Borrower and Lender desire to enter into this Agreement, which shall supersede the Fourth Amended and Restated Loan Agreement in its entirety, and which will incorporate all of the provisions contained in the Fourth Amended and Restated Loan Agreement other than changing the date for the first payment of $750,000 under the Note, as hereinafter defined, from March 31, 2024 to September 30, 2024; provided, however, that should the Merger Agreement be consummated, then all accrued interest on the Note shall be due and payable by Tronco on the closing date of the Merger Agreement.

TERMS OF AGREEMENT:

NOW, THEREFORE, FOR VALUE RECEIVED, the sufficiency of which is acknowledged, the Fourth Amended and Restated Loan Agreement shall be amended and restated in its entirety to read as follows:

ARTICLE I

Loan Renewal

Section 1.1 Promissory Note. The amounts due and owing under this Agreement shall be evidenced by that certain Fifth Amended and Restated Promissory Note dated as of March 31, 2024 (the “Note”) of the Borrower, payable to the order of Lender in the original principal amount of $6,567,331.10, providing for interest on the outstanding principal balance, at the fixed interest rate of two and 8/10 percent (2.8%) per annum, and providing for principal and accrued interest payments in the amount of: (i) $750,000 on September 30, 2024; provided, however, that should the Merger Agreement be consummated, then all accrued interest on the Note shall be due and payable by Tronco on the closing date of the Merger Agreement, (ii) $750,000 on March 31, 2025, (iii) $750,000 on March 31, 2026, (iv) $750,000 on March 31, 2027, (v) $750,000 on March 31, 2028, (vi) $750,000 on March 31, 2029, (vii) $750,000 on March 31, 2030, (viii) $750,000 on March 31, 2031, (ix) $750,000 on March 31, 2032, and (x) all remaining outstanding principal balance together with all accrued, unpaid interest on March 31, 2033. The Note further provides for principal and accrued interest payments as follows on the occurrence of any of the following triggering events: (i) in the event the 10-Day Average Stock Price, as defined in the Note, is $3.00 per share or greater, Borrower or Guarantors (as defined in Schedule 1.3) shall pay fifty percent (50%) of the then outstanding principal balance together with all accrued, unpaid interest within ten (10) days of the date on which the 10-Day Average Stock Price first equals or exceeds $3.00, (ii) in the event the 10-Day Average Stock Price is $4.00 per share or greater, Borrower or Guarantors shall pay the entire outstanding principal balance together with all accrued, unpaid interest within ten (10) days of the date on which the 10-Day Average Stock Price first equals or exceeds $4.00 or greater, or (iii) in the event of a sale of all or substantially all of the assets or a Controlling Equity Interest of Lender, Borrower and/or Guarantors shall utilize the proceeds received from such sale to pay the entire outstanding principal balance together with all accrued, unpaid interest. The term “Controlling Equity Interest” as used herein means the possession, direct or indirect, of the power to direct or cause the direction of the management, and policies of Lender whether through the ownership of voting securities, by contract, or otherwise.

Section 1.2 Collateral for Agreement. The collateral for the credit facility evidenced by this Agreement shall be as set forth on Schedule 1.3 attached hereto and all applicable references in this Agreement to any such collateral documents shall be as defined on Schedule 1.3 (collectively, the “Collateral Documents”).

The Collateral Documents, the Note and this Agreement shall sometimes be referred to herein collectively as the “Loan Documents”. In the event of a conflict between the terms of this Agreement and the terms set forth in any of the Loan Documents, the terms set forth in this Agreement shall be controlling, except to the extent, and only to the extent, that the terms set forth in the specific Loan Document are required to be controlling by applicable state law.

Section 1.3 Term. The Note and any and all obligations of Borrower under this Agreement shall mature on March 31, 2033 (the “Maturity Date”).

ARTICLE II

Payments of Principal and Interest

Section 2.1 Interest Payments. All interest payments shall be calculated on the average daily principal balance outstanding under the Note.

Section 2.2 Principal Payments. All outstanding unpaid principal due under the Note plus all accrued and unpaid interest shall be due and payable in full on the Maturity Date unless earlier payment is required pursuant to Section 1.1 or the Note.

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Section 2.3 Application of Payments; Prepayments. Notwithstanding any provision contained herein to the contrary, Borrower may prepay the Loan, in whole or in part, at any time without premium or penalty. Any prepayments shall be applied first to any fees and expenses incurred by Lender in enforcement of the Loan Documents or any other document evidencing or securing the obligations of Borrower and/or its subsidiaries under this Agreement or under such documents, then to accrued interest and then to the principal balance outstanding; provided, however, if at any time Lender receives from Borrower an amount applicable to the Note which is less than all amounts due and payable at such time, Lender may apply that payment to amounts then due and payable in any manner and in order determined by Lender, in its sole discretion. Borrower agrees that neither Lender’s acceptance of the payment from Borrower in the amount that is less than all amounts then due and payable, nor Lender’s application of such payment of such payments shall constitute either a waiver of the unpaid amounts or an accord and satisfaction.

Section 2.4 Events upon Repayment of Loan. Upon the full, complete and final repayment and discharge by Borrower of all of the obligations under the Loan Documents, Lender shall, promptly, after such repayment and discharge have occurred, release the Guarantors’ obligations under the Guarantees, as well as all of its liens and security interests under the Security Agreement-Pledges and any other Loan Document executed by Borrower and/or any other subsidiaries to evidence or secure the indebtedness and/or obligation(s) of Borrower and/or any other subsidiaries under this Loan Agreement.

ARTICLE III

Conditions To Agreement

The obligation of Lender to enter into this Agreement shall be subject to the prior or concurrent satisfaction (or in Lender’s discretion, the waiver) of each of the conditions precedent set forth in this Section.

Section 3.1 Resolutions. Lender shall have received from Borrower a certificate of its Secretary, Assistant Secretary or other appropriate officer, as applicable, as to:

(i) resolutions of its Board of Directors or Managers, as the case may be, then in full force and effect authorizing the execution, delivery and performance of this Agreement and the Note and each other Loan Document to be executed by it;

(ii) the incumbency and signatures of those of its officers and/or managers authorized to act with respect to this Agreement; and

(iii) that Borrower and its subsidiaries are in compliance with all of the covenants and agreements contained in this Agreement.

Section 3.2 Delivery of Note. Lender shall have received the Note duly executed and delivered by Borrower.

Section 3.3 Confirmation of Security Agreement-Pledge-MFHC. By its execution hereof, Meier Family Holding Company, LLC (“MFHC”) hereby confirms the continuation and legal, valid and binding effect of the Security Agreement-Pledge-MFHC executed as of May 30, 2014.

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Section 3.4 Confirmation of Security Agreement-Pledge-MMC. By its execution hereof, Meier Management Company, LLC (“MMC”) hereby confirms the continuation and legal, valid and binding effect of the Security Agreement-Pledge-MMC executed as of May 30, 2014 as amended by that certain Amendment to Security Agreement – Pledge dated February 9, 2017.

Section 3.5 Confirmation of the Guaranty. By their execution hereof, the Guarantors hereby confirm the continuation and legal, valid and binding effect of the Guaranty executed as of May 30, 2014.

Section 3.6 Compliance with Loan Documents. Borrower shall have provided all agreements and performed all covenants required by this Agreement and all representations and warranties herein and in the other Loan Documents made by Borrower or any of its subsidiaries shall be true and correct as of the date hereof.

Section 3.7 No Default. No default, or event which could become a default if uncured, shall have occurred and be continuing on the date hereof.

ARTICLE IV

Representations And Warranties

In order to induce Lender to enter into this Agreement, Borrower represents and warrants unto Lender as follows:

Section 4.1 Organization, etc. Borrower is a corporation validly organized and existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in the State of Utah and all jurisdictions where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under the Loan Documents to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

Section 4.2 Due Authorization, Non-Contravention, etc. Borrower has the full legal power, right and capacity to enter into and perform the Loan Documents to which it is party. The execution, delivery and performance by Borrower of the Loan Documents to which it is a party are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not (a) contravene Borrower’s organizational documents, (b) contravene any contractual restriction, law or governmental regulation or court decree, or order binding on or affecting Borrower or any such obligor, (c) result in, or require the creation or imposition of, any lien on any of any obligor’s properties, or (d) require the consent or approval of any other person.

Section 4.3 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person is required for the due execution, delivery or performance by Borrower of the Loan Documents to which it is a party. Neither Borrower nor any of its subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Section 4.4 Validity, etc. The Loan Documents executed by Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of such parties enforceable in accordance with their respective terms. Each document executed pursuant hereto by each named obligor will, on the due execution and delivery thereof by such obligor, be the legal, valid and binding obligation of such obligor enforceable in accordance with its terms.

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ARTICLE V

Affirmative Covenants

Borrower agrees with Lender that during the time any amounts are due and owing to Lender by Borrower, Borrower will, and will cause each of its subsidiaries to, perform the obligations set forth in this Section.

Section 5.1 Books and Records. Borrower and each of its subsidiaries will keep books and records which accurately reflect all of their business affairs and transactions, and permit Lender or any of its representatives, at reasonable times and intervals, to visit all of its offices, to discuss such affairs and transactions with their respective officers and independent public accountants (and Lender is hereby authorized to have such independent public accountants discuss the financial matters of Borrower and its subsidiaries) and to examine (and, at the expense of Borrower, photocopy extracts from) any of its books or other corporate records. Borrower shall pay any fees incurred in connection with Lender’s exercise of its rights pursuant to this Section.

Section 5.2 Environmental Covenant. Borrower will (i) use and operate all of its facilities and properties in compliance with all environmental laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all hazardous materials in compliance with all applicable environmental laws, (ii) immediately notify Lender and provide copies upon receipt of all written claims, complaints, notices or inquires relating to the condition of its facilities and properties or compliance with environmental laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of Lender any actions and proceedings relating to compliance with environmental laws, and (iii) provide such information and certifications which Lender may reasonably request from time to time to evidence compliance with this Section.

Section 5.3 Further Assurances. Borrower will execute and deliver all such other and additional instruments, notices, releases and other documents and will do all such other acts and things as may be reasonably necessary or appropriate to more fully secure Lender or its successors or assigns all of the respective rights and interests herein and hereby or pursuant to any of the other Loan Documents granted or intended so to be.

ARTICLE VI

Negative Covenants

Borrower agrees with Lender that, during the time any amounts are due and owing to Lender by Borrower, Borrower will, and will cause each of its subsidiaries to, perform the obligations set forth in this Section.

Section 6.1 No Senior Pari Passu Indebtedness. Borrower shall not, without Lender’s consent, incur any indebtedness which is senior to or in pari passu to that of Lender nor directly or indirectly hypothecate, pledge or encumber the cash flow, assets or reserves of Borrower in or to any other credit facility, loan or arrangement which is senior to or in pari passu to this Credit Facility while any part of the principal advanced by Lender under the Note is outstanding and/or unpaid.

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Section 6.2 Security Agreement-Pledges. The Security Agreement-Pledges are, and always will be kept, as a direct first perfected lien and security interest upon one hundred percent (100%) of the collateral described therein. Borrower will not create or suffer to be created or permit to exist any lien, security interest or charge which is senior, prior to or on a parity with the liens and security interests of the Security Agreement-Pledges.

Section 6.3 Business Activities. Borrower is a corporation and will not engage, or permit any of its subsidiaries to engage, in any business activity, except the owning, operating, producing, processing and marketing of hydrocarbons and such activities as may be incidental or related thereto, without the prior written consent of Lender, in its sole discretion.

Section 6.4 Consolidation, Merger, etc. Borrower will not liquidate or dissolve, consolidate with, or merge into or with, any other person or entity without the prior written consent of Lender, which consent shall not be unreasonably withheld.

Section 6.5 No Change in Name, Location, etc. Borrower will not change its name or identity, or change the location of its chief executive office or its chief place of business or the place where Borrower keeps its books and records without the prior written consent of Lender, which consent shall not be unreasonably withheld.

ARTICLE VII

Events of Default/Remedies of Lender

Each of the following events or occurrences described in this Section shall constitute an “Event of Default”:

Section 7.1 Non-Payment of Obligations. Borrower shall default in the payment or prepayment (as applicable) when due of any principal of or interest under the Note, or Borrower or any other obligor shall default in the payment when due of any other monetary obligation arising by, through or under the Loan Documents after receipt of written notice of such failure to pay and after the expiration of a five (5) day grace period.

Section 7.2 Breach of Warranty. Any representation or warranty made or deemed to be made hereunder or in any of the other Loan Documents, or any other writing or certificate furnished by or on behalf of Borrower or any of its other subsidiaries or its affiliates that are parties to the Collateral Documents for the purposes of or in connection with this Agreement or any such other Loan Document is false in any material respect.

Section 7.3 Non-Performance of Certain Covenants and Obligations. A default in the due performance by any party to the Loan Documents and continuation of such default beyond the applicable grace period expressly granted, if any, with respect thereto.

Section 7.4 Bankruptcy, Insolvency, etc. Borrower shall (a) be declared bankrupt (involuntary or voluntary) or generally be unable to pay, or admit in writing its inability or unwillingness to pay its debts as they become due, (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for Borrower or any other property of Borrower or make a general assignment for the benefit of creditors, or (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for Borrower, any of its other subsidiaries or any part of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days or an action commenced within such period seeking such discharge and prosecuted in good faith to conclusion.

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Section 7.5 Remedies of Lender. Upon an event of default described above in this Article VII, Lender shall, prior to exercising the remedies described herein, provide Borrower with written notice specifying in reasonable detail the event of default which has occurred and stating that it intends to exercise remedies provided in this Section. Borrower shall then have five (5) days in the case of a monetary default, and twenty (20) days in the case of a non-monetary default, after receipt of such notice to cure or cause to be cured such default and to provide Lender with notice and reasonable documentation that it has cured or cause to be cured such Event of Default. If Borrower does not provide such proper notice and evidence, then Lender may immediately by notice to Borrower declare all or any portion of the outstanding principal amount under the Note and other obligations to be due and payable whereupon the full unpaid amount under the Note and other obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, except as may be required by applicable law. Lender is further authorized, after the passage of the particular cure period, to perform or cause to be performed such act or take such action or pay such money that Lender deems necessary or desirable to cure such event of default, and any expenses so incurred by Lender and any money so paid by the Lender shall be a demand obligation owing by Borrower to the Lender and the Lender, upon making such payment, shall be subrogated to all of the rights of the person receiving such payment. Each amount due and owing by Borrower to the Lender pursuant to this Agreement or any other Loan Document shall bear interest from the date of notice to Borrower of such expenditure or payment or other occurrence which gives rise to such amount being owed to the Lender until paid equal to the prime rate of interest quoted by J.P. Morgan Chase Bank from time to time, plus three percent (3%) per annum, and all such amounts together with such interest thereon shall become part of the obligations evidenced by the Note and deemed secured by the Security Agreement-Pledges and all other Loan Documents described or contemplated by this Agreement as security for the obligations of Borrower and its subsidiaries. Upon demand, after the occurrence of an event of default, Borrower and its other subsidiaries shall reimburse Lender for all reasonable amounts expended (including the fees and out-of-pocket expenses of counsel) in connection therewith, as a result of or in connection with its exercise of remedies, together with interest on such amounts at the Note default interest rate from the date incurred until reimbursed.

Further upon an event of default as described hereinabove and the expiration of any applicable cure period provided as set forth hereinabove, Lender shall be entitled to exercise all of its rights under the Loan Documents in accordance with the terms set forth therein and in accordance with applicable law then in effect.

ARTICLE VIII

Miscellaneous

Section 8.1 Expenses; Indemnification. Borrower agrees to pay on demand all costs and expenses incurred by Lender in collection with the preparation, negotiation, and execution of this Agreement and any and all amendments, modifications, and supplements hereto. Borrower agrees to pay and to hold Lender harmless from and against all excise, sales, stamp, or other taxes and all fees payable in collection with this Agreement or the transactions contemplated hereby, and agrees to hold Lender harmless from and against any and all present or future claims or liabilities with respect to or resulting from Borrower performing or delaying in performing their obligations under this Agreement.

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Section 8.2 No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or similar exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any right; and remedies provided by law.

Section 8.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors, and assigns, except that Borrower may not assign any of its rights or obligations under this Agreement without the prior written consent of Lender, which consent shall not be unreasonably withheld.

Section 8.4 Amendment; Entire Agreement. This Agreement together with all other Loan Documents described or referenced in this Agreement embodies the entire agreement among the parties hereto and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

Section 8.5 Notices. Any notice, consent, or other communication required or permitted to be given under this Agreement to Lender or Borrower must be in writing and delivered in person or mailed by registered or certified mail, return receipt requested, postage prepaid, sent by verifiable facsimile transmission, or by verifiable overnight delivery service, as follows:

To Lender:	Superior Drilling Products, Inc.

Attn: Chris Cashion, Chief Financial Officer (“CFO”)

1583 S. 1700 E.

Vernal, UT 84078

FAX: (435) 789-0595

To Borrower:	Tronco Energy Corporation

1583 S. 1700 E.

Vernal, UT 84078

Attention: Chief Executive Officer (“CEO”)

FAX: (801) 990-1256

Any such notice, consent, or other communication shall be deemed given when delivered in person or, if mailed, when duly deposited in the U.S. mails, or if by overnight delivery service, when actually delivered.

Section 8.6 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH.

Section 8.7 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 8.8 Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by Lender shall affect the representations and warranties or the right of Lender to rely upon them.

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Section 8.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instruments.

Section 8.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.11 USA Patriot Act Compliance. This Agreement is expressly subject to the provisions of the USA Patriot Act, PublicLaw107-56, signed into law October 26, 2001, and as amended, and the resulting amendments to the various and sundry federal statutes resulting from its provisions.

Section 8.12 Drafting. Each of the parties hereto acknowledges that each party was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any Party hereto because one is deemed to be the author thereof.

Section 8.13 COUNSEL. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT HE, SHE OR IT IS EXECUTING A LEGAL DOCUMENT THAT CONTAINS CERTAIN DUTIES, OBLIGATIONS AND RESTRICTIONS AS SPECIFIED HEREIN. EACH PARTY FURTHERMORE ACKNOWLEDGES THAT HE, SHE OR IT HAS BEEN ADVISED OF HIS, HER OR ITS RIGHT TO RETAIN LEGAL COUNSEL, AND THAT HE, SHE OR IT HAS EITHER BEEN REPRESENTED BY LEGAL COUNSEL PRIOR TO EACH PARTY’S EXECUTION HEREOF OR HAS KNOWINGLY ELECTED NOT TO BE SO REPRESENTED.

Section 8.14 NO ORAL AGREEMENTS. THIS WRITTEN LOAN AGREEMENT TOGETHER WITH THE DOCUMENTS DESCRIBED OR REFERENCED HEREIN REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Signature Page Follows

Executed as of the Effective Date above written.

“Borrower”

TRONCO ENERGY CORPORATION

By:	/s/ G. Troy Meier
G. Troy Meier, President

“Lender”

SUPERIOR DRILLING PRODUCTS, INC.

By:	/s/ Chris Cashion
Chris Cashion, Chief Financial Officer

The undersigned are executing this Agreement for the purposes of confirming the statements made in Section 3.3 of this Agreement.

MEIER FAMILY HOLDING COMPANY, LLC

By:	/s/ G. Troy Meier
G. Troy Meier, Manager

By:	/s/ Annette Meier
Annette Meier, Manager

The undersigned are executing this Agreement for the purposes of confirming the statements made in Section 3.4 of this Agreement.

MEIER MANAGEMENT COMPANY, LLC

By:	/s/ G. Troy Meier
G. Troy Meier, Manager

By:	/s/ Annette Meier
Annette Meier, Manager

The undersigned are executing this Agreement for the purposes of confirming the statements made in Section 3.5 of this Agreement, and Guarantors’ payment obligations upon the occurrence of a triggering event under Section 1.1 and the Note.

“Guarantors”

By:
G. Troy Meier

By:
Annette Meier

Schedule 1.3

Collateral Documents

1. A pledge of 5,641,510 shares of common stock of Lender held in the name of Meier Family Holding Company, LLC, pursuant to that certain Security Agreement-Pledge-MFHC referenced in Section 3.3 of this Agreement.

2. A pledge of 2,626,350 shares of common stock of Lender held in the name of Meier Management Company, LLC, pursuant to that certain Security Agreement-Pledge-MMC referenced in Section 3.4 of this Agreement.

3. Joint and several guaranty, by Gilbert Troy Meier, Annette Deuel Meier, in their individual capacities and as the Trustees of the Gilbert Troy Meier Trust and the Trustees of the Annette Deuel Meier Trust (collectively, the “Guarantors”), respectively, pursuant to that certain Guaranty executed by each of the Guarantors as of May 30, 2014.